UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2010
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-27312 (Commission File Number)	25-1537134 (IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On October 13, 2010, Tollgrade Communications, Inc. (“Tollgrade”) entered into a lease agreement with CBP 110 LP (“Lessor”) for office space in Cranberry Township, Pennsylvania (the “Lease Agreement”). The Lease Agreement has an initial term of seven years, commencing upon substantial completion of the Lessor’s improvements to the leased space. The leased space will serve as Tollgrade’s corporate headquarters in place of its current facility in Cheswick, Pennsylvania, for which Tollgrade’s lease will expire on March 31, 2011. The Lease Agreement contains two, five-year renewal options. Pursuant to the Lease Agreement, Tollgrade will pay annual rent in the amount of approximately $384,000 for each of the first two years, $397,000 for each of the third, fourth and fifth years, and $409,000 for each of the sixth and seventh years of the initial term. In addition to its base rent, Tollgrade will be responsible for paying its proportionate share of certain operational expenses and real estate taxes, in each case as more particularly defined in the Lease Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.
Dated: October 20, 2010	By:	/s/ Jennifer M. Reinke
Jennifer M. Reinke
General Counsel and Secretary